EXHIBIT 99.2

ECHELON CORPORATION

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

The accompanying unaudited pro forma condensed consolidated statement of operations for three and six months ended June 30, 2014 and the year ended December 31, 2013, give effect to the disposition of certain assets related to the Grid modernization business of Echelon Corporation (the “Company”) as if it had been consummated at the beginning of each period presented. The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 gives effect to the disposition of certain assets related to the Company’s Grid modernization business as if it had been consummated as of June 30, 2014.

The historical financial information on which the pro forma statements are based is included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2014 and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2014. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions that may not be indicative of the results of operations that would have occurred had the disposition been completed at the dates indicated or what the results will be for any future periods. The unaudited pro forma consolidated statements of operations do not include the gain or loss that the Company may recognize for the sale of certain assets related to the Company’s Grid modernization business if the transaction was completed at the beginning of the periods presented.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of the related Current Report on Form 8-K.

The Company did not account for the Grid modernization business as, and it was not operated as, a separate, stand-alone entity, subsidiary or division for the periods presented. The unaudited pro forma condensed consolidated financial statements do not purport to represent, and are not necessarily indicative of, what the Company’s actual financial position and results of operations would have been had the sale of the Grid modernization business occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be fully indicative of the Company’s future financial performance. For example, actions that management may undertake to reduce overhead expenses in light of the sale of the Grid modernization business are not reflected.

ECHELON CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	June 30, 2014
	As Reported	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$18,880	$2,163	A	$21,043
Restricted investments	6,250	—		6,250
Short-term investments	25,997	—		25,997
Accounts receivable, net	8,260	(3,885)	B	4,375
Inventories	5,619	(2,295)	B	3,324
Deferred cost of goods sold	1,561	—		1,561
Other current assets	1,874	(233)	B	1,641

Total current assets	68,441	(4,250)		64,191
Property and equipment, net	16,716	(801)	B	15,915
Goodwill	4,985	—		4,985
Other long-term assets	803	—		803

Total assets	$90,945	$(5,051)		$85,894

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,747	$(1,092)	B	$3,655
Accrued liabilities	5,621	(1,869)	B	3,752
Current portion of lease financing obligations	2,370	—		2,370
Deferred revenues	6,523	(1,537)	B	4,986

Total current liabilities	19,261	(4,498)		14,763
Long-term liabilities:
Lease financing obligations, excluding current portion	14,711	—		14,711
Other long-term liabilities	933	(76)	B	857

Total long-term liabilities	15,644	(76)		15,568
Stockholders’ equity:
Common stock	468	—		468
Additional paid-in capital	355,716	—		355,716
Treasury Stock	(28,130)	—		(28,130)
Accumulated other comprehensive income	982	—		982
Accumulated deficit	(273,429)	(477)		(273,906)

Total Echelon Corporation stockholders’ equity	55,607	(477)		55,130
Noncontrolling interest in subsidiary	433	—		433

Total stockholders’ equity	(56,040)	(477)		(55,563)

Total liabilities and stockholders’ equity	$90,945	$(5,051)		$85,894

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

	Six Months Ended June 30, 2014
	As Reported	Pro Forma Adjustments		Pro Forma
Statements of Operations
Revenues:
Product	$30,335	$(10,463)	1	$19,872
Services	2,495	(2,462)	1	33

Total revenues	32,830	(12,925)		19,905

Cost of revenues:
Cost of product	15,811	(7,939)	1	7,872
Cost of services	852	(245)	1	607

Total cost of revenues	16,663	(8,184)		8,479

Gross profit	16,167	(4,741)		11,426

Operating expenses:
Product development	9,470	(4,511)	1	4,959
Sales and marketing	7,506	(2,982)	1	4,524
General and administrative	7,350	—	1	7,350
Goodwill impairment charges	3,388	(3,388)	1	—
Loss on write down of property, equipment and other	687	(687)	1	—

Total operating expenses	28,401	(11,568)		16,833

Loss from operations	(12,234)	6,827		(5,407)
Interest and other (expense) income, net	(59)	—		(59)
Interest expense on lease financing obligations	(568)	—		(568)

Loss before provision for income taxes	(12,861)	6,827		(6,034)
Income tax expense	81	—		81

Net loss	(12,942)	6,827		(6,115)
Net loss attributable to noncontrolling interest	356	(356)	1	—

Net loss attributable to Echelon Corporation shareholders	$(12,586)	$6,471		$(6,115)

Net loss per common share, basic and diluted:	$(0.29)			$(0.14)

Weighted average number of shares outstanding, basic and diluted	43,295			43,295

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

	Year ended December 31, 2013
	As Reported	Pro Forma Adjustments		Pro Forma
Statements of Operations
Revenues:
Product	$83,118	$(37,357)	1	$45,761
Services	3,042	(2,946)	1	96

Total revenues	86,160	(40,303)		45,857

Cost of revenues:
Cost of product	41,916	(25,432)	1	16,484
Cost of services	1,087	(653)	1	434

Total cost of revenues	43,003	(26,085)		16,918

Gross profit	43,157	(14,218)		28,939

Operating expenses:
Product development	22,361	(11,473)	1	10,888
Sales and marketing	16,348	(7,458)	1	8,890
General and administrative	14,644	—		14,644
Litigation charges	3,452	—		3,452
Restructuring charges	2,522	(268)	1	2,254

Total operating expenses	59,327	(19,199)		40,128

Loss from operations	(16,170)	4,981		(11,189)
Interest and other (expense) income, net	(702)	—		(702)
Interest expense on lease financing obligations	(1,235)	—		(1,235)

Loss before provision for income taxes	(18,107)	4,981		(13,126)
Income tax expense	311	—		311

Net loss	(18,418)	4,981		(13,437)
Net loss attributable to noncontrolling interest	808	(808)	1	—

Net loss attributable to Echelon Corporation shareholders	$(17,610)	$4,173		$(13,437)

Net loss per common share, basic and diluted:	$(0.41)			$(0.31)

Weighted average number of shares outstanding, basic and diluted	43,092			43,092

ECHELON CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1— BASIS OF PRESENTATION

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information reflects estimates and assumptions that the Company’s management believes to be reasonable. Actual results may differ from those estimates. Pro forma adjustments related to the unaudited pro forma financial information presented below were computed assuming the sale of the Grid modernization segment was consummated on the dates indicated on the financial statement and include adjustments which give effect to events that are (i) directly attributable to the segment sale, (ii) expected to have a continuing impact on the Company, and (iii) factually supportable.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. This unaudited pro forma condensed consolidated financial information and the accompanying unaudited notes should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2014 and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2014.

NOTE 2— UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The unaudited pro forma condensed consolidated balance sheet at June 30, 2014 reflects the following pro forma adjustments:

(A)	Reflects the pro forma impact of the cash proceeds of the Grid modernization segment sale of $4.9 million less $2.7 million of estimated transaction costs. The pro forma adjustment of cash proceeds does not reflect the potential future milestone payment from the purchaser. Nor does it reflect restructuring charges the Company expects to incur associated with the discontinuation of the Grid Modernization business.

(B)	Adjustment to reflect the assets and liabilities sold in the Grid modernization segment sale or otherwise disposed of.

NOTE 3— UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013, reflect the following pro forma adjustments:

(1)	Amount eliminates the revenues, cost of sales, and direct operating expenses of the Grid modernization segment being sold or otherwise disposed of.